As filed with the Securities and Exchange Commission on August 19, 2005.

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      COMPASS MINERALS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                                36-3972986
(State or other jurisdiction                                   (I.R.S. Employer
      of incorporation)                                      Identification No.)

                         9900 W. 109TH STREET, SUITE 600
                             OVERLAND PARK, KS 66210
                                 (913) 344-9200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

         COMPASS MINERALS INTERNATIONAL, INC. 2005 INCENTIVE AWARD PLAN
                              (Full title of plan)

   RODNEY L. UNDERDOWN, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                         9900 W. 109TH STREET, SUITE 600
                           OVERLAND PARK, KANSAS 66210
                                 (913) 344-9200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all correspondence to:
                                 THOMAS J. LYNN
                                 BRYAN CAVE LLP
                          1200 MAIN STREET, SUITE 3500
                           KANSAS CITY, MISSOURI 64105

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                Proposed maximum     Proposed maximum
   Title of each class of      Amount to be    offering price per   aggregate offering       Amount of
securities to be registered   registered(1)         unit(2)                price         registration fee
---------------------------   --------------   ------------------   ------------------   ----------------
Common Stock, $0.01 par
value per share (and
associated preferred stock
purchase rights)(3)              3,240,000           $24.81             $80,384,440          $9,461.25
---------------------------------------------------------------------------------------------------------

(1) If, prior to the completion of the distribution of the Common Stock covered by this Registration Statement, additional shares of common stock are issued or issuable as a result of a stock split or stock dividend, this Registration Statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

(2) Calculated in accordance with the provisions of Rule 457(c) using the average of the high and low prices for the Common Stock on the New York Stock Exchange on August 16, 2005.

(3) The preferred stock purchase rights are initially attached to and trade with the Common Stock. Value attributed to such rights, if any, is reflected in the market price of the Common Stock.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

               Not required to be filed.

Item 2. Registrant Information and Employee Plan Information.

               Not required to be filed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

               The following documents, which previously have been filed by Compass Minerals International, Inc. (the "Corporation") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File No. 001-31921), are incorporated herein by reference and made a part hereof:

               (a) The Corporation's Annual Report on Form 10-K, for the year ended December 31, 2004, filed March 16, 2005;

               (b)  The Corporation's Current Report on Form 8-K dated May 3,
                    2005;

               (c) The Corporation's Quarterly Report on Form 10-Q, for the period ended March 31, 2005, filed May 5, 2005;

               (d) The Corporation's Current Report on Form 8-K dated May 11, 2005;

               (e) The Corporation's Current Report on Form 8-K dated May 18, 2005;

               (f) The Corporation's Proxy Statement on Form DEF14A dated June 30, 2005;

               (g) The Corporation's Current Report on Form 8-K dated August 2, 2005;

               (h) The Corporation's Quarterly Report on Form 10-Q, for the period ended June 30, 2005, filed August 5, 2005;

               (i) The Corporation's Current Report on Form 8-K dated August 9, 2005; and

               (j) The description of the Common Stock of the Corporation contained in the Corporation's Registration Statement of Form S-1 (Registration No. 333-119288), effective September 27, 2004 and any amendment or report filed for the purpose of updating such description.

               All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

               For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed comment which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

               The class of securities to be offered is registered under Section 12 of the Exchange Act. Therefore, a description of the Common Stock required by
Item 202 of Regulation S-K is not required.

Item 5. Interests of Named Experts and Counsel.

               None.

Item 6. Indemnification of Directors and Officers.

               Article Sixth of the Corporation's amended and restated certificate of incorporation eliminates the personal liability of directors to the Corporation or its stockholders, to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

     - for any breach of the director's duty of loyalty to the corporation or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

     - for any transaction from which the director derived an improper personal benefit.

          The amended and restated certificate of incorporation and by-laws of the Corporation provide for the indemnification of all officers or directors to the fullest extent permitted by the DGCL and the Corporation's amended and restated certificate of incorporation. Section 145 of the DGCL provides, in substance, that a Delaware corporation has the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. Compass Minerals International, Inc. has purchased and maintains insurance on behalf of the Corporation's directors and officers.

Item 7. Exemption from Registration Claimed.

               Not applicable.

Item 8. Exhibits.

Exhibit No.   Description
-----------   -----------
     4.1      Amended and Restated Certificate of Incorporation of the
              Corporation (Incorporated by reference to Exhibit 3.1 of the
              Corporation's Registration Statement on Form S-4, filed on January
              16, 2004).

     4.2 Amended and Restated Bylaws of the Corporation (Incorporated by reference to Exhibit 3.2 of the Corporation's Registration
              Statement on Form S-4, filed January 16, 2004).

     4.3      The description of the Common Stock of the Corporation
              (Incorporated by reference to the Corporation's Registration
              Statement of Form S-1 (Registration No. 333-119288), effective
              September 27, 2004 and any amendment or report filed for the purpose of updating such description).

     5.1      Legal Opinion of Bryan Cave LLP.*

    23.1      Consent of PricewaterhouseCoopers LLP.*

    23.2      Consent of Bryan Cave LLP (included in Exhibit 5.1 hereto).

    24.1      Power of Attorney (included on signature page).

----------
*    Filed Herewith

Item 9. Undertakings.

               (a) The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on this 19th day of August, 2005.

                                        COMPASS MINERALS INTERNATIONAL, INC.


                                        By /s/ Rodney L. Underdown
                                           -------------------------------------
                                           Rodney L. Underdown
                                           Vice President, Chief Financial
                                           Officer and Secretary

                                POWER OF ATTORNEY

               Each person whose signature appears below hereby constitutes and appoints Rodney L. Underdown, Michael E. Ducey, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                            Title                       Date
          ---------                            -----                       ----


/s/ Michael E. Ducey            President, Chief Executive Officer   August 19, 2005
-----------------------------   and Director (Principal Executive
Michael E. Ducey                Officer)


/s/ Rodney L. Underdown         Vice President, Chief Financial      August 19, 2005
-----------------------------   Officer and Secretary (Principal
Rodney L. Underdown             Accounting Officer and Principal
                                Financial Officer)


/s/ Vernon G. Baker, II         Director                             August 19, 2005
-----------------------------
Vernon G. Baker, II


/s/ Bradley J. Bell             Director                             August 19, 2005
-----------------------------
Bradley J. Bell


/s/ David J. D'Antoni           Director                             August 19, 2005
-----------------------------
David J. D'Antoni


/s/ Richard S. Grant            Director                             August 19, 2005
-----------------------------
Richard S. Grant


/s/ Perry W. Premdas            Director                             August 19, 2005
-----------------------------
Perry W. Premdas


/s/ John R. Stevenson           Director                             August 19, 2005
-----------------------------
John R. Stevenson


/s/ Heinn M. Tomfohrde, III     Director                             August 19, 2005
-----------------------------
Heinn M. Tomfohrde, III

                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------
     4.1      Amended and Restated Certificate of Incorporation of the
              Corporation (Incorporated by reference to Exhibit 3.1 of the
              Corporation's Registration Statement on Form S-4, filed on January
              16, 2004).*

     4.2 Amended and Restated Bylaws of the Corporation (Incorporated by reference to Exhibit 3.2 of the Corporation's Registration
              Statement on Form S-4, filed January 16, 2004).*

     4.3      The description of the Common Stock of the Corporation
              (Incorporated by reference to the Corporation's Registration
              Statement of Form S-1 (Registration No. 333-119288), effective
              September 27, 2004 and any amendment or report filed for the purpose of updating such description).*

     5.1      Legal Opinion of Bryan Cave LLP.**

    23.1      Consent of PricewaterhouseCoopers LLP.**

    23.2      Consent of Bryan Cave LLP (included in Exhibit 5.1 hereto).**

    24.1      Power of Attorney (included on signature page).**

----------
*    Previously filed.

**   Filed herewith.